Exhibit 10.5

Annual Compensation of Non-Employee Directors

Name/Position	2011 Retainer	2010 Retainer	2009 Retainer
Martin S. Friedman, Non-Employee Director	$36,000	$36,000	$12,000
Thomas M. Kody, Non-Employee Director	$36,000	$36,000	$36,000
John W. Edgemond IV, Non-Employee Director	$36,000	$36,000	$36,000
James L. Jadlos, Chairman and Non-Employee Director	$36,000	$36,000	$36,000

The Non-Employee Directors will be paid the 2011 retainer in quarterly installments in the month following the end of each fiscal quarter.